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                                                                    EXHIBIT 23.2
                      CONSENT OF COOPERS & LYBRAND L.L.P.

     We consent to the incorporation by reference in this registration statement on Form S-4 of First Charter Corporation of our report, which includes an explanatory paragraph which explains that the Company changed its method of accounting for certain investments in debt and equity securities in 1994, dated February 3, 1995, on our audit of the 1994 consolidated financial statements of Bank of Union as included in its 1994 Annual Report on Form F-2. We also consent to the reference to our firm under the caption "Experts."

                                        COOPERS & LYBRAND L.L.P.

Charlotte, North Carolina
November 7, 1995